UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2013

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/2 Highcrest, L.L.C., a Delaware limited liability company (the “Company”). The Company owns Highcrest Townhomes (“Highcrest”), a 176-unit apartment complex located in Woodridge, Illinois. As previously reported, on August 15, 2013 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Laramar Kona Real Estate Associates, LLC, a Delaware limited liability company (the “Purchaser”), to sell Highcrest for a total sales price of $20,175,000.

As previously reported, on September 16, 2013, the Company and Purchaser entered into a First Amendment to Purchase and Sale Contract, pursuant to which (i) the Purchaser had the option to extend the closing date from October 14, 2013 to November 14, 2013, by providing written notice to the Company by October 7, 2013 and (ii) deliver an additional deposit of $250,000 to the escrow agent, which shall be treated as a part of the deposit under the Purchase Agreement.

On October 18, 2013, the Company and Purchaser’s assignee, Highcrest Apartments, LLC (a Delaware limited liability company), entered into a Second Amendment to Purchase and Sale Contract (the “Second Amendment”), pursuant to which (i) the closing date was set for October 30, 2013 and (ii) a purchase price credit of $15,000 related to inspection issues shall be paid by the Company at closing.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit

10.49      Second Amendment to Purchase and Sale Contract between CCIP/2 Highcrest, L.L.C., a Delaware limited liability company, and Highcrest Apartments, LLC, a Delaware limited liability company, dated October 18, 2013.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

      By:   CONCAP EQUITIES INC.

      General Partner

      By:   /s/Stephen B. Waters

      Stephen B. Waters

      Senior Director of Partnership Accounting

Date: October 22, 2013